                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-84592, 333-30963, 333-30965, 333-61721,
333-45228 and 333-45230), on Form S-4 (333-56020) and on Form S-3 (Nos.
333-87594, 333-44617, 333-72523, 333-44314 and 333-56688) of PLATO Learning,
Inc. of our report dated July 11, 2002 relating to the financial statements of NetSchools, Inc. which appears in the Current Report on Form 8-K of PLATO Learning, Inc. dated July 22, 2002.

PricewaterhouseCoopers LLP
Atlanta, Georgia
July 19, 2002